                       CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report with respect to Kemper Target Equity Fund-- Kemper Retirement Fund--Series VII dated April 22, 1997 in the Registration Statement of Kemper Target Equity Fund on Form N-1A and the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 33-30876) and in this Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5896).



                                                      /s/ Ernst & Young LLP
                                                          ERNST & YOUNG LLP
Chicago, Illinois
April 25, 1997

                        REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholder
Kemper Target Equity Fund--
 Kemper Retirement Fund--Series VII

We have audited the accompanying statement of net assets of Kemper Target Equity Fund--Kemper Retirement Fund--Series VII as of April 22, 1997. This statement of net assets is the responsibility of the Trust's management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of the statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of Kemper Target
Equity--Kemper Retirement Fund--Series VII at April 22, 1997 in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP
                                                 ERNST & YOUNG LLP


Chicago, Illinois
April 22, 1997